EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-179316) of our report dated June 21, 2022, appearing in this Annual Report on Form 11-K of the Post Holdings, Inc. Savings Investment Plan for the year ended December 31, 2021.

/s/ Armanino, LLP
St. Louis, Missouri
June 21, 2022